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EXHIBIT 10.14

AMENDMENT TO
INVESTOR AGREEMENT BETWEEN GRAYMARK PRODUCTIONS, INC.,
A & A PRODUCTIONS, LLC and FROZEN TELEVISION, INC.

        This agreement shall amend the Investor Agreement ("Investor Agreement") made November 20, 2003, by and between Graymark Productions, Inc. ("Investor"), and A & A Productions, LLC ("A & A") and Frozen Television, Inc. ("Frozen") (A & A and Frozen are collectively referred to as "Producer") regarding an investment of Two Million Dollars ($2,000,000) in consideration of acquiring the right to share in the equity of the motion picture (tentatively) entitled "OUT OF THE BLUE" (the "Picture") to be produced by Producer.

        Paragraph 4 of Investor Agreement shall be deleted in its entirety and the following shall be inserted in its place:

"4.    INVESTOR'S MONETARY CONTRIBUTION: Investor shall commence cash-flow of the Picture as described below, but only after each and all of the following enumerated conditions precedent have first occurred:

(a)
Investor's approval of the chain of title to Picture and all underlying rights and materials.

(b)
The full execution of this Agreement.

        Provided the conditions precedent have been satisfied, Investor shall cash-flow the Picture according to the following schedule. All deposits shall be made in the production account established by Producer for purposes of financing the Picture.

  (i)
  Fifty Thousand Dollars ($50,000) upon full execution hereof ("Initial Deposit"). Sums to cover script rights acquisition; partial legal fees; setup of production offices; casting; location scouting; Producer may not commence expenditure of the Initial Deposit until Investor approves the lead performer for the Picture (and such performer indicates his availability and willingness to perform the role).

  (ii)
  Three Hundred Fifty Thousand Dollars ($350,000) following execution of a pay-or-play agreement with the mutually approved lead performer and director; funds to be utilized to fund pre-production;

  (iii)
  Five Hundred Thousand Dollars ($500,000) not later than one (1) week prior to the commencement of principal photography of the Picture.

  (iv)
  Five Hundred Thousand Dollars ($500,000) upon completion of the third week of principal photography.

  (v)
  Three Hundred Thousand Dollars ($300,000) upon completion of principal photography of the Picture.

  (vi)
  One Hundred Fifty Thousand Dollars ($150,000) upon completion of dubbing and scoring of the Picture.

  (vii)
  One Hundred Fifty Thousand Dollars ($150,000) upon completion of the final corrected answer print of the Picture and of all delivery items required by any third party distributor in order to complete full delivery.

        Investor agrees that once the mutually approved lead performer and director have been set, Investor shall provide proof of the entire amount of the financing in the form of an irrevocable letter of credit, wire transfer or deposit of the full sum into a dedicated escrow account for withdrawal in accordance with the cash-flow schedule above. If necessary, Investor shall place the appropriate funds in escrow, in order to secure the actor and director deals.

        Each cash-flow payment into the production account shall require the signature of Gray Frederickson or such other designee of Investor if Frederickson is unavailable or incapacitated."

        This amendment to the Investor Agreement is agreed to and accepted this 5th day of January, 2004:

GRAYMARK PRODUCTIONS INC.
By: /s/ GRAY FREDERICKSON
Its:
A & A PRODUCTIONS, LLC
By: /s/ ALBERT S. RUDDY
Its:
FROZEN TELEVISION, INC.
By: /s/ BRETT HUDSON
Its:

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  EXHIBIT 10.14
AMENDMENT TO INVESTOR AGREEMENT BETWEEN GRAYMARK PRODUCTIONS, INC., A & A PRODUCTIONS, LLC and FROZEN TELEVISION, INC.